WELLS FAMILY OF REAL ESTATE FUNDS
                       AMENDMENT TO THE CUSTODY AGREEMENT


     THIS AMENDMENT dated as of this 18th day of August, 2006, to the Custody Agreement, dated as of January 12, 1998 (the "Agreement"), is entered by and between the Wells Family of Real Estate Funds, an Ohio business trust (the "Trust") and U.S. Bank, N.A., a national banking association (the "Custodian").

                                    RECITALS

     WHEREAS, the parties have entered into a Custody Agreement; and

     WHEREAS, the Trust and the Custodian desire to amend said Agreement; and

     WHEREAS, Article XIV, Section 14.4 of the Agreement allows for its amendment by a written instrument executed by both parties.

     NOW, THEREFORE, the parties agree as follows:

     Exhibit C, the fee schedule of the Agreement, is hereby superseded and replaced with the fee schedule attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.


wells family of real estate funds           U.S. BANK, N.A.


By:  /s/ Leo F. Wells III                 By: /s/ Lynnette C. Gibson
    ------------------------------           ------------------------------
Printed Name: Leo F. Wells                Printed Name: Lynnette C. Gibson

Title:  President                         Title:   Vice President
       ---------------------------              ---------------------------


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

                                    EXHIBIT C
             TO THE CUSTODY AGREEMENT - WELLS FAMILY OF REAL ESTATE

                                    U.S. BANK
                          MUTUAL FUND CUSTODY SERVICES
                 DOMESTIC CUSTODY FEE SCHEDULE EFFECTIVE 7/1/06

U.S. Bank Institutional Custody Services, as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.   Portfolio Transaction Fees:
     ---------------------------
     $ 7.00 per US Bank repurchase agreement transaction
     $ 7.00 per book entry security (depository or Federal Reserve system) $25.00 per portfolio transaction processed through our New York custodian definitive security (physical)
     $ 8.00 per principal  paydown
     $15.00 per option/future contract written, exercised or expired
     $50.00 per Cedel/Euroclear transaction
     $15.00 per mutual fund trade
     $15.00 per Fed wire or margin variation Fed wire
     $ 6.00 per short sale
     $ 5.00 per expense disbursement
     $150.00 per segregated account per year

     A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange:

II.  Market Value Fee Per Fund
     -------------------------
     Based upon an annual rate of:
     1.00 basis points for the first $500 million
     0.75 basis points for the next $500 million
     0.50 basis points over $1 billion

     Monthly Minimum Fee - $500 per month

III. Out-of-Pocket Expenses
     ----------------------

     The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees. Treasury management and all other out-of-pocket charges will be billed monthly.


o U S Bank retains the right to be reimbursed for out-of-pocket expenses including, but not limited to postage, insurance and long distance telephone charges. Other services are available and prices can be supplied upon request.
o Real Time Internet Access for the client will be provided at no additional charge.
o This fee schedule is quoted based on exclusive utilization of the First American Money Market Funds for investment of short-term cash.



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

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                                                            U.S. BANK
                                                  GLOBAL SUB-CUSTODIAL SERVICES
                                                ANNUAL FEE SCHEDULE EFFECTIVE 7/1/06
------------------------------------------------------------------------------------------------------------------------------------
     COUNTRY          INSTRUMENT     SAFEKEEPING   TRANSACTION      COUNTRY               INSTRUMENT     SAFEKEEPING   TRANSACTION
                                        (BPS)          FEE                                                  (BPS)          FEE
------------------------------------------------------------------------------------------------------------------------------------
Argentina                 All           15.00          $40          Latvia                Gov't Bonds       15.00          $75
------------------------------------------------------------------------------------------------------------------------------------
Australia                 All            2.00          $30          Lebanon                   All           25.00          $90
------------------------------------------------------------------------------------------------------------------------------------
Austria             Equities/Bonds       3.50          $35          Lithuania                 All           20.00          $50
------------------------------------------------------------------------------------------------------------------------------------
Austria              Depo Receipt       20.00          $35          Luxembourg                All            4.00          $25
------------------------------------------------------------------------------------------------------------------------------------
Austria               non ATS ALL       25.00          $90          Malaysia                  All            6.00          $80
------------------------------------------------------------------------------------------------------------------------------------
Bahrain                   All           50.00         $140          Mali                      All           40.00          $155
------------------------------------------------------------------------------------------------------------------------------------
Bangladesh                All           40.00         $150          Malta                     All           22.00          $75
------------------------------------------------------------------------------------------------------------------------------------
Belgium                   All            2.50          $45          Mauritius                 All           30.00          $100
------------------------------------------------------------------------------------------------------------------------------------
Benin                     All           40.00         $155          Mexico                    All            3.00          $20
------------------------------------------------------------------------------------------------------------------------------------
Bermuda                   All           15.00          $60          Morocco                   All           35.00          $100
------------------------------------------------------------------------------------------------------------------------------------
Bolivia                   All           60.00         $150          Namibia                   All           30.00          $50
------------------------------------------------------------------------------------------------------------------------------------
Botswana                  All           25.00          $50          Netherlands               All            3.00          $25
------------------------------------------------------------------------------------------------------------------------------------
Brazil                    All           15.00          $35          New Zealand               All            3.00          $40
------------------------------------------------------------------------------------------------------------------------------------
Bulgaria                  All           40.00          $80          Niger                     All           40.00          $155
------------------------------------------------------------------------------------------------------------------------------------
Burkina Faso              All           40.00         $155          Nigeria                   All           30.00          $50
------------------------------------------------------------------------------------------------------------------------------------
Canada                    All            1.25          $12          Norway                    All            3.00          $45
------------------------------------------------------------------------------------------------------------------------------------
Chile                     All           20.00          $60          Oman                      All           50.00          $140
------------------------------------------------------------------------------------------------------------------------------------
China-Shanghai            All           15.00          $65          Pakistan                  All           30.00          $100
------------------------------------------------------------------------------------------------------------------------------------
China-Shenzhen            All           15.00          $65          Palestinian               All           45.00          $140
------------------------------------------------------------------------------------------------------------------------------------
Columbia                  All           40.00         $100          Panama                    All           65.00          $85
------------------------------------------------------------------------------------------------------------------------------------
Costa Rica                All           15.00          $60          Peru                      All           45.00          $105
------------------------------------------------------------------------------------------------------------------------------------
Croatia                   All           35.00          $65          Philippines               All            8.00          $75
------------------------------------------------------------------------------------------------------------------------------------
Cyprus                    All           15.00          $45          Poland                    All           25.00          $50
------------------------------------------------------------------------------------------------------------------------------------
Czech Republic            All           20.00          $50          Portugal                  All           15.00          $85
------------------------------------------------------------------------------------------------------------------------------------
Denmark                   All            3.00          $50          Qatar                     All           45.00          $140
------------------------------------------------------------------------------------------------------------------------------------
EASDAQ                    All            5.50          $60          Romania                   All           35.00          $100
------------------------------------------------------------------------------------------------------------------------------------
Ecuador                   All           35.00          $65          Russia              Equities/Bonds      30.00          $200
------------------------------------------------------------------------------------------------------------------------------------
Egypt                     All           40.00         $100          Russia                  MINFIN          15.00          $50
------------------------------------------------------------------------------------------------------------------------------------
Estonia                   All            7.00          $25          Senegal                   All           40.00          $155
------------------------------------------------------------------------------------------------------------------------------------
Euromarkets               All            1.50          $10          Singapore                 All            3.00          $40
------------------------------------------------------------------------------------------------------------------------------------
Finland                   All            5.00          $45          Slovak Republic           All           25.00          $110
------------------------------------------------------------------------------------------------------------------------------------
France                    All            2.50          $45          Slovenia                  All           25.00          $110
------------------------------------------------------------------------------------------------------------------------------------
Germany                   All            1.00          $30          South Africa              All            3.00          $15
------------------------------------------------------------------------------------------------------------------------------------
Ghana                     All           25.00          $50          South Korea               All           10.00          $20
------------------------------------------------------------------------------------------------------------------------------------
Greece                    All           20.00         $105          Spain                     All            3.00          $50
------------------------------------------------------------------------------------------------------------------------------------
Guinea Bissau             All           40.00         $155          Sri Lanka                 All           15.00          $60
------------------------------------------------------------------------------------------------------------------------------------
Hong Kong                 All            6.00          $60          Swaziland                 All           30.00          $50
------------------------------------------------------------------------------------------------------------------------------------
Hungary                   All           35.00         $135          Sweden                    All            2.00          $45
------------------------------------------------------------------------------------------------------------------------------------
Iceland                   All           28.00          $80          Switzerland               All            2.00          $50
------------------------------------------------------------------------------------------------------------------------------------
India                     All           65.00         $250          Taiwan                    All           20.00          $125
------------------------------------------------------------------------------------------------------------------------------------
Indonesia                 All           12.00         $100          Thailand                  All            6.00          $45
------------------------------------------------------------------------------------------------------------------------------------
Ireland                   All            3.00          $30          Togo                      All           40.00          $155
------------------------------------------------------------------------------------------------------------------------------------
Israel                    All           15.00          $45          Trinidad & Tobago         All           30.00          $65
------------------------------------------------------------------------------------------------------------------------------------
Italy                     All            3.00          $50          Tunisia                   All           40.00          $45
------------------------------------------------------------------------------------------------------------------------------------
Ivory Coast               All           40.00         $155          Turkey                    All           15.00          $15
------------------------------------------------------------------------------------------------------------------------------------
Jamaica                   All           35.00          $50          United Kingdom            All            1.50          $10
------------------------------------------------------------------------------------------------------------------------------------
Japan                     All            1.50          $15          Ukraine                   All           30.00          $45
------------------------------------------------------------------------------------------------------------------------------------
Jordan                    All           40.00         $125          Uruguay                   All           50.00          $65
------------------------------------------------------------------------------------------------------------------------------------
Kazakhstan             Equities         60.00         $150          Venezuela                 All           40.00          $125
------------------------------------------------------------------------------------------------------------------------------------
Kazakhstan               Bonds          40.00         $160          Zambia                    All           30.00          $50
------------------------------------------------------------------------------------------------------------------------------------
Kenya                     All           30.00          $50          Zimbabwe                  All           30.00          $50
------------------------------------------------------------------------------------------------------------------------------------
Latvia              Equities/Bonds      30.00          $75
------------------------------------------------------------------------------------------------------------------------------------

BASE FEE
--------

A monthly base charge of $1,200.00  per account  will apply.
*Any Non-Eurobond  assets  held in CEDEL and  Euroclear  will be  charged at the local market price quote.
**   All fees quoted are payable monthly



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